UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 11, 2012

Commission File Number:  00049806

First PacTrust Bancorp, Inc.
(Exact name of small business issuer as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
043639825
(IRS Employer Identification No.)

18500 Von Karman Ave, Suite 900, Irvine, California 92612
(Address of principal executive offices)

949-236-5211
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

First PacTrust Bancorp Inc. (the "Company") today announced that its senior notes have begun trading on the NASDAQ Global Market under the symbol "BANCL". The notes, due 2020, will trade "flat", meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the notes that is not included in the trading price. The NASDAQ official open price on Thursday, May 10, 2012 was $24.85 per note. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

See Item 7.01.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

Date:   May 11, 2012
By:	/s/ Richard Herrin

Name: Richard Herrin
Title: Chief Administrative Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated May 11, 2012